EX-10.1
                           CONSULTING AGREEMENT


This CONSULTING AGREEMENT, effective November 1, 2000 is entered into by and between 5G Wireless Communications, Inc., a Nevada Corporation ("Company"), and Allan Schwabe (you).

Whereas, Company wishes to retain you as an independent contractor providing certain services ("Services") listed below and you wish to provide the Services;

Whereas, in connection with the performance of the Services, you may be granted access to or otherwise obtain confidential information that Company requires be kept highly Confidential;

Now, therefore, the parties agree as follows:

1.  Engagement.

The Company hereby engages, and you hereby agree to be engaged, as an independent contractor to provide management consulting services to
Company under the terms set forth herein.   The engagement shall not
be full time and you may work for general public, Clients, or companies other than Company, except to extent prohibited herein. You shall be Responsible for any and all taxes, tax withholding, vacation, or any other payments and expenses, Other than the payments set forth in this Agreement.

2.  Services

In exchange for payments set forth herein, you "Consultant" shall provide management consulting services for Company, including but not limited to providing the duties of a corporate Chief Executive Officer & President. The "Consultant" shall perform the Services in a professional, ethical, first-class and quality Manner and shall provide on an ongoing basis, attention and energy to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be charged.

3.  Compensation

The Company shall issue 240,000 common shares of the company which shares will be issued under the terms of Rule 144 and contain the standard restrictive legend. The shares will be earned by the "Consultant" on the basis of 1/12 of the issued shares per month.

4.  Expenses and Travel

Upon submission of itemized expense statements attached to a monthly invoice supplied by the "Consultant" in the manner specified by the Company, the "Consultant" Shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by the "Consultant" in the performance of duties under this Agreement.

5.  Term

The term of this agreement shall be for 12 months unless earlier terminated in accordance to its terms.

6.  Termination

This Agreement shall automatically terminate upon a material breach of the Agreement which is not cured within thirty days after notice by the non-breaching party detailing such breach. The Company or the "Consultant" may terminate this contract on 30 days written notice.

7.  Entire Agreement

This Agreement sets forth the entire understanding of the parties, there being no terms, conditions, promises, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

8.  Severability

If any provision of this agreement is declared of found to be illegal, unenforceable, or void, in whole or in part, it is the intent and agreement of both parties that: (i) this agreement shall be deemed amended by modifying such provisions to the extent necessary to make it legal, valid and enforceable.

9.  Binding Agreement

Each party is fully competent, authorized and empowered to sign this agreement and bind each party. Each party has taken the necessary action to make this Agreement fully authorized and binding upon such party. By signing below, each party agrees to be bound by the terms of this Agreement.

10.  Assignment

Assignment and Transfer. The rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any Assignee thereof.

11.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles.

12.  Notices

All notices or demands to be given or made under this agreement shall be transmitted by facsimile, overnight express mail, or registered mail.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

5G Wireless Communications, Inc.                 Allan Schwabe


/s/  Floyd Robertson                            /s/  Allan Schwabe
Floyd Robertson, President